UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2012

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12051 Indian Creek Court, Beltsville, Maryland		20705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3014592590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Vocus, Inc. (the “Company”) was held on June 7, 2012 (the “Meeting”). Of the 23,582,782 shares of common stock outstanding as of the record date (including the as-converted number of shares of common stock underlying the outstanding shares of the Company’s Series A convertible preferred stock), 21,692,654 shares were represented at the Meeting (in person or by proxy) constituting 92% of the outstanding shares entitled to vote. Three matters were voted upon at this meeting, and the voting results with respect to each such matter are set forth below.

1.	A proposal to elect one director to serve for a three-year term until the Annual Meeting to be held in 2015 or until his successor is duly elected or appointed and qualified:

Director	Votes For	Votes Withheld	Broker Non-Votes
Gary Golding	16,664,565	2,585,775	2,442,314

2.	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for the year ending December 31, 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,511,869	169,562	11,223	—

3.	A proposal to approve, in a non-binding, advisory vote, the compensation for the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,077,489	9,164,803	8,048	2,442,314

In addition, effective as of the date of the Meeting, Jit Sinha was re-elected to the Company’s board of directors for a three-year term until the Annual Meeting to be held in 2015 or until his successor is duly elected or appointed and qualified, pursuant to a written consent of the sole holder of shares of the Company’s Series A convertible preferred stock and the terms of the Certificate of Designation of the Series A convertible preferred stock.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

June 12, 2012	By:	Stephen A. Vintz

Name: Stephen A. Vintz
Title: Executive Vice President and Chief Financial Officer